Exhibit 5.1

Yuval Horn, Keren Kanir*, Roy Ribon, Orly Sternfeld, Paz Abercohen, Shimrit Roznek,

Yonatan Levinstein, Assaf Unger, Uri Dotan, Danielle Wassner, Yael Bar Hillel*, Victoria Zilberman,

Tal Gazanda, Shira Brami, Shiran Glantz, Ana Eiskov, Tal Belkin, Itai Ben Shmuel

* Also admitted in New York

Tel-Aviv, February 11, 2022

Ref: 6066/60

To:

Vascular Biogenics Ltd.

8 HaSatat St.

Modi’in, Israel 7178106

Ladies and Gentlemen:

Re: Form 6-K

We have acted as Israeli counsel for Vascular Biogenics Ltd., an Israeli company (the “Company”), in connection with the Open Market Sale AgreementSM, dated February 11, 2022, entered into by and between the Company and Jefferies LLC. (the “Open Market Agreement”), relating to the public offering by the Company of the Ordinary Shares (as defined below) (the “Offering”), pursuant to which the Company may offer and sell ordinary shares of the Company, NIS 0.01 par value per share (the “Ordinary Shares”), having an aggregate offering price of up to US$ 50,000,000. The Ordinary Shares will be issued and sold pursuant to a registration statement on Form F-3 (File No. 333-251821) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated January 8, 2021 (the “Base Prospectus”) and the prospectus supplement dated February 11, 2022 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the Prospectus Supplement; (ii) a copy of the memorandum of association and the articles of association of the Company, as currently in effect; (iii) resolutions of the board of directors (the “Board”) which have heretofore been approved and, in each case, which relate to the Registration Statement and the Prospectus and other actions to be taken in connection with the Offering (the “Resolutions”); and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all photocopies, conformed copies, email or facsimiles submitted to us, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all actions by written consents, minutes and protocols of meetings of the Board which have been provided to us are true and accurate.

2

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that the issuance of the Ordinary Shares has been duly authorized and, upon (a) the issuance of the Ordinary Shares under one or more Issuance Notice(s) (as such term is defined in the Open Market Agreement), (b) the issuance and delivery of the Ordinary Shares in accordance with the Issuance Notice(s), (c) the receipt by the Company of the payment of the consideration therefor provided in the Open Market Agreement, and (d) subject to the respective quarterly approval by the Board, the Ordinary Shares will be legally and validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

We hereby consent to the use of this opinion as part of the Registration Statement (or to the filing of this opinion as an exhibit to the Form 6-K which will be incorporated by reference into the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

Sincerely yours,

/s/ Horn & Co.
Horn & Co. - Law Offices